EXHIBIT 10.3

AMENDMENT NO. 1 TO
EIGHTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
PKST OP, L.P.

Dated as of: July 28, 2025

THIS AMENDMENT NO. 1 TO THE EIGHTH AMENDED AND RESTATED LIMITED PARTNERSHIP
AGREEMENT OF PKST OP, L.P. (the “Partnership”), dated as of July 28, 2025 (this “Amendment”), is entered into by and among Peakstone Realty Trust, a Maryland real estate investment trust, as the general partner of and a limited partner in the Partnership (the “General Partner”), and the General Partner, on behalf of and as attorney in fact for each of the persons and entities identified in the Partner Registry as a Limited Partner in the Partnership, together with any other Persons who become Partners in the Partnership as provided in the Eighth Amended and Restated Limited Partnership Agreement of the Partnership, effective as of April 13, 2023 (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the General Partner (i) desires to amend Section 5.2(b) of Agreement to provide that with respect to any Partnership Loan or General Partner Loan, as applicable, the Partnership or the General Partner, as applicable, shall have the right (without limitation of other rights that it may have) to satisfy any amounts owed by the Defaulting Limited Partner with respect to the Partnership Loan or General Partner Loan, as applicable, through the redemption or acquisition of the Defaulting Limited Partner’s Partnership Units for the sum of (a) the Cash Amount minus (b) the unpaid amount owing by such Limited Partner under such Partnership Loan or General Partner Loan and (ii) has determined that it is in the best interests of the Partnership to amend Section 5.2(b) to reflect the foregoing;

WHEREAS, the proposed amendment to the Agreement may be approved by the consent of a majority in interest of the Limited Partners;

WHEREAS, the General Partner, in its capacity as an Affiliated Limited Partner, has a majority in interest of the Limited Partners’ Percentage Interests; and

WHEREAS, the board of the General Partner has provided its unanimous consent to the proposed amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the General Partner hereby agrees as follows:

1.Section 5.2(b) of the Agreement is hereby amended by adding the following sentence as the last sentence thereof:

At the option of the Partnership or the General Partner, as applicable, and without limitation of other rights that it may have, the Partnership Loan or the General Partner Loan, as applicable,

EXHIBIT 10.3

shall be repaid through distributions that would otherwise be payable to the Defaulting Limited Partner pursuant to a redemption of some or all of the Defaulting Limited Partner’s Partnership Units). A Defaulting Limited Partner’s Partnership Units shall be subject to redemption or acquisition for consideration consisting of the Cash Amount (at the option of and on the date selected by the Partnership or the General Partner, as applicable) if the Defaulting Limited Partner has not paid all amounts due to the Partnership or General Partner, as applicable, within 60 days after the first demand for payment that gave rise to such Partnership Loan or General Partner Loan. Redemption proceeds (whether payable in the form of the Cash Amount or the Shares Amount) shall be withheld to the extent required to satisfy amounts reasonably determined by the General Partner to be payable with respect to the redeemed Partnership Units.

2.Unless amended herein, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed by facsimile or other electronic transmission.

This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.
PEAKSTONE REALTY TRUST
Name: Javier F. Bitar
Title: Chief Financial Officer